Exhibit 21
EXHIBIT “A”
COVENTRY HEALTH CARE, INC.
LIST OF SUBSIDAIRES

December 31, 2011

Wholly Owned Subsidiaries	State of Organization
Altius Health Plans Inc. (Does business as Altius)	Utah
Carelink Health Plans, Inc.	West Virginia
Coventry Consumer Advantage, Inc.	Delaware
CHC Casualty Risk Retention Group, Inc.	Vermont
Coventry Financial Management Services, Inc.	Delaware
Coventry Health and Life Insurance Company	Delaware
Coventry Healthcare Management Corporation (Also does business as CHC Management Corporation and Coventry Healthcare Management Corporation of Missouri)	Delaware
Coventry Health Care of Delaware, Inc. (Also does business as Coventry Health Care of New Jersey)	Delaware
Coventry Health Care of Georgia, Inc.	Georgia
Coventry Health Care of Illinois, Inc. (formerly PersonalCare Insurance of Illinois, Inc.)	Illinois
Coventry Health Care of Iowa, Inc.	Iowa
Coventry Health Care of Kansas, Inc.	Kansas
Coventry Health Care of Louisiana, Inc.	Louisiana
Coventry Health Care of Missouri, Inc. (formerly Group Health Plan, Inc.)	Missouri
Coventry Health Care of Nebraska, Inc.	Nebraska
Coventry Health Care of Pennsylvania, Inc.	Pennsylvania
Coventry Health Care of Texas, Inc.	Texas
Coventry Management Services, Inc.	Pennsylvania
Coventry Health Care National Network, Inc.	Delaware
Coventry Healthcare National Accounts, Inc.	Delaware
Coventry Health Care Workers' Compensation, Inc. and Subsidiaries:

Coventry Independent Medical Exams of Texas, PA

First Script Network Services, Inc.

FOCUS Healthcare Management, Inc.

Medical Examinations of New York, P.C.  d/b/a Coventry Independent Medical Examinations

MetraComp, Inc.

Delaware Texas Nevada Tennessee New York Connecticut
Coventry Prescription Management Services, Inc.	Nevada
Coventry Transplant Network, Inc.	Delaware
First Health Group Corp. and Subsidiaries:	Delaware
Cambridge Life Insurance Company	Missouri
Claims Administration Corp.	Maryland
First Health Strategies, Inc.	Delaware
First Health Life & Health Insurance Company	Texas
Florida Health Plan Administrators, LLC and Subsidiaries: Coventry Summit Health Plan, Inc. Coventry Health Plan of Florida, Inc. Coventry Health Care of Florida, Inc.	Florida Florida Florida Florida
Group Health Plan of Delaware, LLC	Delaware
HealthAmerica Pennsylvania, Inc.	Pennsylvania
HealthAssurance Pennsylvania, Inc. (Formerly Health PASS, Inc.)	Pennsylvania
HealthAssurance Financial Services, Inc.	Delaware
HealthCare USA of Missouri, LLC	Missouri
HealthCare USA of Tennessee, Inc. (formerly CHCCares, Inc.)	Tennessee
MHNet Specialty Services, LLC (formerly, Coventry Specialty Services, LLC)

Mental Health Associates, Inc.

Mental Health Network of New York, Inc.

MHNet Life and Health Insurance Company

MHNet of Florida, Inc.

Maryland Louisiana New York Texas Florida
OmniCare Health Plan, Inc.	Michigan
Southern Health Services, Inc. (Also does business as Coventry Health Care or Coventry)	Virginia
WellPath Select, Inc.	North Carolina
WellPath of South Carolina, Inc.	South Carolina

Majority Owned Subsidiaries	State of Origination
Carefree Insurance Services, Inc.	Florida
Group Dental Service, Inc.	Maryland
Group Dental Service of Maryland, Inc.	Maryland